UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2025

IMMIX BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41159	45-4869378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(Address of principal executive offices)

(310) 651-8041

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	IMMX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2025, Immix Biopharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company sold to the Purchasers in a private placement transaction (the “Private Placement”) (i) 3,831,216 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (“Common Stock”), and (ii) non-transferable warrants to purchase 2,873,417 shares of Common Stock (the “Warrants”). The purchase price per Share is $2.37. The Private Placement closed on September 5, 2025 and the Company anticipates receiving gross proceeds of approximately $9.1 million, before deducting fees and expenses payable by the Company. The Company intends to use the proceeds from the Private Placement for working capital and general corporate purposes. The non-transferable Warrants are exercisable over a ten-year period at an exercise price of $2.00 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events. The non-transferable Warrants are not transferable other than to affiliates of the Purchaser, and are exercisable only for cash consideration.

Pursuant to the terms of the Registration Rights Agreement, the Company will prepare and file a resale registration statement with the SEC no later than 30 days after the closing date of the Private Placement. The Registration Rights Agreement also provides that the Company must make certain payments as liquidated damages to the Purchasers if the Company fails to timely file the registration statement or if the registration statement should become unavailable for the resale of the shares of Common Stock, subject to certain exceptions. The Securities Purchase Agreement and Registration Rights Agreement contain customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The foregoing description of the material terms of the Securities Purchase Agreement, Registration Rights Agreement and the non-transferable Warrants is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, Registration Rights Agreement and the form of non-transferable Warrant, which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the Private Placement is incorporated herein by reference.

The Shares, non-transferable Warrants and shares of Common Stock issuable upon the exercise of the non-transferable Warrants (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (“1933 Act”), and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the 1933 Act and Rule 506 thereunder. Each of the Purchasers represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards the distribution thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 8, 2025 and in connection with the closing of the Private Placement, the Board of Directors (the “Board”) of the Company appointed Nancy Chang, Ph.D. as a member of the Board. Dr. Chang will serve as a director for a term continuing until the Company’s 2026 annual meeting of stockholders and until her successor has been duly elected and qualified, or until her earlier resignation or removal.

Dr. Chang currently serves as President of 4J Therapeutics, Inc., a drug development company focused on the development of breakthrough medicines to treat and prevent flu infections and other infectious viral diseases. Dr. Chang completed her undergraduate studies at Taiwan National Tsing Hua University in 1972 and received her Ph.D. from the Division of Medical Sciences at Harvard University in 1979. Dr. Chang joined the founding team at Centocor, Inc. (subsequently acquired by Johnson & Johnson) where she served as Director of Research and worked on the development of monoclonal antibodies as therapeutics for autoimmune diseases, inflammation and for HIV infections including the development of the first HIV diagnosis assay. In 1986, Dr. Chang co-founded Tanox, Inc., a company that developed XOLAIR®, which was approved by the FDA in 2003 as the first biologic product for treating asthma and allergy, including all food allergies and certain skin allergic indications. Tanox held an initial public offering and was listed in the NASDAQ in 2000, which at the time, was the largest IPO of the biotech industry. In 2007, Tanox was acquired by Genentech/Roche. From 1986 to 1991, Dr. Chang served as Associate Professor of Virology at Baylor College of Medicine. From 1995 to 2000, Dr. Chang served on the Texas Higher Education Coordinate Board under Governor George W. Bush. After 2007, Dr. Chang led OrbiMed’s Asia fund as the chair, founder and senior managing director until 2012. She has served on the boards of directors for various institutes including the Federal Reserve Bank in Houston, BioHouston, Biotechnology Innovation Organization (Bio), Charles River Laboratories, and several biotech companies. Since 2020, Dr. Chang has served as an advisor to ViRx at Stanford University, a drug development center focused on antiviral drug development. Since 2024, Dr. Chang has served as an advisor at Baylor College of Medicine. Since 2010, Dr. Chang has also served as President of the Tang Family Foundation.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description	Method of Filing
4.1	Form of Non-Transferable Warrant	Filed electronically herewith
10.1	Securities Purchase Agreement dated September 5, 2025	Filed electronically herewith
10.2	Registration Rights Agreement dated September 5, 2025	Filed electronically herewith
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immix Biopharma, Inc.

Dated: September 8, 2025	/s/ Ilya Rachman
Ilya Rachman, Ph.D., M.D.
Chief Executive Officer